UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On April 14, 2017, AIRE Radio Network, LLC (“AIRE”), a subsidiary of Spanish Broadcasting System, Inc. (the “Company”), entered into an Assumption Agreement in favor of Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”) under the indenture (the “Indenture”) governing the Company’s 12.5% Senior Secured Notes due 2017 (the “Notes”) pursuant to which AIRE became an additional guarantor of the Company’s obligations under the Indenture.

In addition, on April 14, 2017, AIRE also entered into a joinder (the “Joinder Agreement”) to that certain Security Agreement dated as of February 7, 2012 (as amended, supplemented, waived or otherwise modified from time to time) among the Company, the Guarantors party thereto and the Trustee. By executing such Joinder Agreement, AIRE granted to the Trustee a security interest in all of its rights, title and interest in and to the Collateral securing the Notes.

Item 2.02 - Results of Operations and Financial Condition.

On April 19, 2017, the Company issued a press release announcing its recapitalization strategy and financial results for the quarter- and year-ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As disclosed in the Company’s press release referred to in Item 2.02 above, the Company did not repay the Notes at their maturity on April 15, 2017 (which Notes were payable on Monday, April 17, 2017 because it is the business day following the April 15, 2017 maturity date). As a result, there was an event of default under the Indenture and the holders of the Notes are able to exercise various remedies against the Company, including foreclosing on the Company’s assets that constitute collateral under the Indenture. As of April 19, 2017, the Company had $275 million of principal amount outstanding under the Indenture. The Notes will continue to earn interest after the maturity date.

As disclosed under the heading “Recapitalization Strategy” in the Company’s press release referred to in Item 2.02 above, the Company is working with a team of financial and legal advisors in evaluating all options available to it in executing on a comprehensive recapitalization plan. However, there can be no assurance that the Company will be successful in its recapitalization efforts.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Spanish Broadcasting System, Inc., dated April 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

April 19, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Spanish Broadcasting System, Inc., dated April 19, 2017.